As filed with the Securities and Exchange Commission on March 23, 1995
                                                      Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                             ____________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                      UNITED DOMINION REALTY TRUST, INC.
              (Exact name of registrant as specified in charter)
         Virginia                                    54-0857512
(State or other jurisdiction of            (I.R.S. employer identification
incorporation or organization)                          number)


                         330 S. 6th Street, Suite 203
                         Richmond, Virginia 23219-3802
          (Address of principal executive office, including zip code)

                      UNITED DOMINION REALTY TRUST, INC.
                        EMPLOYEES' STOCK PURCHASE PLAN
                           (Full title of the plan)
                             ____________________

                                John P. McCann
                     President and Chief Executive Officer
                      United Dominion Realty Trust, Inc.
                10 S. 6th Street, Richmond, Virginia 23219-3802
                                (804) 780-2691
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                          James W. Featherstone, III
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                         Richmond, Virginia 23219-4074
                                (804) 788-8267
                             ____________________




                        CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum    Proposed maximum
    Title of securities       Amount to be        offering price         aggregate          Amount of
     to be registered          registered          per share(1)      offering price(1)    registration fee
 Common Stock, $1.00 par
 value                       100,000 shares          $13.875            $1,387,500            $478.45



(1)  Determined pursuant to Rule 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed as a part of this registration statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed as a part of this registration statement.







                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference: (i) the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; (ii) the registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1994; (iii) the registrant's Current Reports on Form 8-K dated April 15, May 17, 1994, May 26, July 1, August 31, September 1 and October 14, 1994, and (iv) the description of the registrant's Common Stock contained in its registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Directors and officers of the registrant may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them as provided in the Virginia Stock Corporation Act and the
Articles  of Incorporation.  Such indemnification  covers all costs  and
expenses reasonably incurred  by a Director  or officer.   The Board  of
Directors, by a majority vote of a quorum of disinterested Directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the Director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation
of  the criminal law.   In addition,  the Virginia Stock Corporation Act and
the registrant's Articles of Incorporation may under certain circumstances eliminate the liability of Directors and officers in a shareholder or derivative proceeding.

         If the person involved is not a Director or officer of the registrant, the Board of Directors may cause the registrant to indemnify to the same extent allowed for Directors and officers of the registrant such person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4 (i) - Specimen Common Stock Certificate (filed as Exhibit 4(i) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated by reference herein)

4 (i)(a) -       Restated Articles  of Incorporation (filed as Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992, and incorporated by reference herein)

4 (i)(b) -       Amendment of Restated  Articles of Incorporation (filed  as
                 Exhibit 6(a)(1) to the registrant's  Form 8-A Registration
                 Statement and incorporated by reference herein)

4 (i)(c) -       By-laws (filed  as Exhibit  4(c) to the  registrant's Form  S-3
                 Registration Statement (Registration No. 33-44743) filed with the Commission on December 31, 1991, and incorporated by reference herein)

4 (ii)(a) -      Loan Agreement  dated as of  November 7, 1991,  between the registrant and Aid Association for Lutherans (filed as Exhibit 6(c)(1) to the registrant's Form 8-A Registration
                 Statement  and incorporated  by reference herein)

4 (ii)(b) -      Loan Agreement dated as of  November 14, 1991, between the registrant and Signet Bank/Virginia (filed as Exhibit 6(c)(2) to the registrant's Form 8-A Registration Statement and incorporated by reference herein)

4 (ii)(c) -      Note  Purchase Agreement dated as of February 19, 1992, between the registrant and Principal Mutual Life Insurance  Company
                 (filed  as Exhibit  6(c)(3) to  the registrant's Form  8-A
                 Registration  Statement and incorporated by reference herein)

4 (ii)(d) -      Note Purchase  Agreement dated as  of January  15, 1993,
                 between the registrant and  CIGNA Property  and Casualty
                 Insurance  Company,  Connecticut  General Life  Insurance
                 Company, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Insurance Company of North America, Principal Mutual Life Insurance Company and
                 Aid Association for Lutherans (filed as Exhibit 6(c)(5) to the registrant's Form 8-A Registration Statement and incorporated by reference herein)

4 (ii)(e) -      Credit Agreement  dated as of December 15, 1994, between the registrant and First Union National Bank of Virginia (filed as Exhibit 6(c)(6) to the registrant's Form 8-A Registration
                 Statement and incorporated by reference herein)

5 -              Opinion of Hunton & Williams

23(i) -          Consent of Ernst & Young LLP

23(ii) -         Consent of L. P. Martin & Company, P.C.

23(iii) -        Consent of BDO Seidman

23(iv) -         Consent of Alloy, Silverstein, Shapiro, Adams, Mulford & Co.

23(v) -          Consent of Alloy, Silverstein, Shapiro, Adams, Mulford & Co.

23(vi) -         Consent of Hunton & Williams (included in Exhibit 5)

24 - Power of attorney (located on page II-4 of the registration statement)

Item 9.  Undertakings

         (a)     The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of
Virginia, on March   , 1995.

                                         UNITED DOMINION REALTY TRUST, INC.


                                    By:         /s/ John P. McCann
                                                    John P. McCann
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the
capacities  indicated on March   ,  1995.  Each of the undersigned  officers and
directors of the registrant hereby constitutes John P. McCann and James Dolphin, either of whom may act, his true and lawful attorneys-in- fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature and Capacity


/s/ John P. McCann
    John P. McCann
    President, Chief Executive Officer
    (Principal Executive Officer) and  Director



/s/ James Dolphin
    James Dolphin
    Senior Vice President, Chief Financial
    Officer (Principal Financial and
    Accounting Officer) and Director


/s/   Jeff C. Bane
      Jeff C. Bane
      Director


/s/   Robert P. Buford
      Robert P. Buford
      Director


/s/ Barry M. Kornblau
       Barry M. Kornblau
       Director